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                                                                    EXHIBIT 4.28




                                SUPPLEMENT NO. 5

                                       TO

                            SERIES 1998-1 SUPPLEMENT

                            dated as of July 17, 2000

                                      among

                            RENTAL CAR FINANCE CORP.,

                        DOLLAR RENT A CAR SYSTEMS, INC.,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,

                             BANKERS TRUST COMPANY,
                        as Trustee and Enhancement Agent

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                 as the Series 1998-1 Letter of Credit Provider

                                       and

                          DOLLAR THRIFTY FUNDING CORP.,
                      as the sole Series 1998-1 Noteholder


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                                SUPPLEMENT NO. 5
                           TO SERIES 1998-1 SUPPLEMENT

     This Supplement No. 5 to Series 1998-1 Supplement dated as of July 17, 2000 ("Supplement No. 5"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation ("Thrifty"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee"), Credit Suisse First Boston, New York Branch, as the Series 1998-1 Letter of Credit Provider ("CSFB"), and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder ("DTFC")(RCFC, Dollar, Thrifty, DTAG, the Trustee, CSFB and DTFC are collectively referred to herein as the "Parties").

                                    RECITALS:

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 1998-1 Supplement dated as of March 4, 1998, as subsequently (i) amended by Amendment No. 1 to Series 1998-1 Supplement dated as of March 4, 1999, (ii) supplemented by Supplement No. 1 to Series 1998-1 Supplement dated as of March 4, 1999, (iii) supplemented by Supplement No. 2 to Series 1998-1 Supplement dated as of March 4, 1999, (iv) supplemented by Supplement No. 3 to Series 1998-1 Supplement dated as of October 20, 1999, and (v) supplemented by Supplement No. 4 to Series 1998-1 Supplement dated as of February 18, 2000 (as amended to the date hereof, the "Series 1998-1 Supplement"; the Base Indenture and any Supplement thereto, including the Series 1998-1 Supplement are collectively referred to herein as the "Indenture"); and

     C. The Parties wish to amend the Series 1998-1 Supplement as provided herein.

         NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Supplement No. 5 not herein defined shall have the meaning contained in the Series 1998-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2. Amendments. The definition of Series 1998-1 Controlled Amortization Period contained in Section 2(b) of the Series 1998-1 Supplement is hereby amended by deleting the reference to "May 31, 2000" and replacing it with "August 31, 2000".



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     3.  Acknowledgment.  The Parties hereto hereby  acknowledge  and agree that upon the effectiveness of this Supplement No. 5, no Series 1998-1 Controlled Amortization Period shall be deemed to have ever occurred.

     4. Effect of Supplement. Except as expressly set forth herein, this Supplement No. 5 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 1998-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 1998-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Supplement No. 5 shall apply and be effective only with respect to the provisions of the Series 1998- 1 Supplement specifically referred to herein and any references in the Series 1998-1 Supplement to the provisions of the Series 1998-1 Supplement specifically referred to herein shall be to such provisions as amended by this Supplement No. 5.

     5. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Series 1998-1 Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders with respect to the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into a supplement to the Indenture for the purpose of amending any provisions of the Series 1998-1 Supplement provided that the Rating Agencies shall confirm that such supplement will not result in the reduction or withdrawal of their ratings applicable to the Commercial Paper Notes and, as evidenced by an Opinion of Counsel, such supplement affects only the Series 1998-1 Noteholders.

     6. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Supplement No. 5.

     7. Binding Effect. This Supplement No. 5 shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     8. GOVERNING LAW. THIS SUPPLEMENT NO. 5 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     9. Counterparts. This Supplement No. 5 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.



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     IN WITNESS  WHEREOF,  the Parties have caused this  Supplement  No. 5 to be duly executed and delivered as of the day and year first above written.

    RCFC:

    RENTAL CAR FINANCE CORP.,
    an Oklahoma corporation

    By: _____________________________________________
             Pamela S. Peck
             Vice President


    TRUSTEE:

    BANKERS TRUST COMPANY, a New York banking corporation, as Trustee and Enhancement Agent

    By: _____________________________________________
             Name: __________________________________
             Title: _________________________________


    SERVICERS:

    DOLLAR RENT A CAR SYSTEMS, INC.,
    an Oklahoma corporation

    By: _____________________________________________
             Michael H. McMahon
             Treasurer

    THRIFTY RENT-A-CAR SYSTEM, INC.,
    an Oklahoma corporation

    By: _____________________________________________
             Pamela S. Peck
             Treasurer


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    DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
    a Delaware corporation

    By: _____________________________________________
             Pamela S. Peck
             Treasurer


    SERIES 1998-1 LETTER OF CREDIT PROVIDER:

    CREDIT SUISSE FIRST BOSTON, NEW YORK
    BRANCH, a Swiss banking corporation

    By: _____________________________________________
             Name: __________________________________
             Title: _________________________________

    By: _____________________________________________
             Name: __________________________________
             Title: _________________________________


    SOLE SERIES 1998-1 NOTEHOLDER:

    DOLLAR THRIFTY FUNDING CORP.,
    an Oklahoma corporation

    By: _____________________________________________
             Pamela S. Peck
             Vice President







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